UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

ARRIS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-37672	98-1241619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 17, 2016, ARRIS International plc (“ARRIS”) issued a press release regarding preliminary and unaudited financial results for the fourth quarter and full year 2015 results. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 17, 2016, ARRIS also announced that, as part of the integration activities related to the recently completed acquisition of Pace plc, the Company will be restructuring certain operations. ARRIS expects the majority of the restructuring to be completed by the third quarter of 2016. An estimate of the total costs and charges, which may be material, expected to be incurred as part of the restructuring, including an estimate of cash expenditures related to the restructuring, are not currently available.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release dated February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken Senior Vice President, General Counsel and Secretary

Date: February 17, 2016

EXHIBIT INDEX

99.1	Press Release dated February 17, 2016